Exhibit 99.1

HD Supply Holdings, Inc.

Unaudited Pro Forma Condensed Financial Information

Overview

On October 19, 2020, HD Supply, Inc. (“HDS”), an indirect wholly owned subsidiary of HD Supply Holdings, Inc. (“HDS Holdings” and, together with HDS, the “Company”), completed its previously announced sale of the Company’s Construction & Industrial business (the “C&I Disposition”) to an affiliate of Clayton Dubilier & Rice (the “Purchaser”) for a purchase price of $2.9 billion in cash, subject to customary adjustments in accordance with the terms of the Transaction Agreement (the “Transaction Agreement”), dated as of August 10, 2020, by and between HDS and the Purchaser.

Basis of Presentation

The unaudited pro forma condensed consolidated statements of operations for the fiscal years ended February 2, 2020, February 3, 2019, and January 28, 2018 give effect to the C&I Disposition and have been derived from the audited consolidated financial statements and notes thereto included in the Company’s Form 10-K for the fiscal year ended February 2, 2020 that was filed with the Securities and Exchange Commission (“SEC”) on March 17, 2020 (the “Form 10-K”). The unaudited pro forma condensed consolidated statements of operations for the six months ended August 2, 2020 and the unaudited pro forma condensed consolidated balance sheet as of August 2, 2020 give effect to the C&I Disposition and have been derived from the unaudited consolidated financial statements and notes thereto included in the Company’s Form 10-Q for the six months ended August 2, 2020 that was filed with the SEC on September 9, 2020 (the “Form 10-Q”).

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X and Accounting Standards Codification 205, Presentation of Financial Statements, Discontinued Operations, Other Presentation Matters. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to project the future financial position or operating results of the Company, together with its direct and indirect subsidiaries, including HDS. The unaudited pro forma condensed consolidated financial statements are based upon available information and assumptions that the Company believes are reasonable. The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the C&I Disposition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed consolidated statement of operations, expected to have a continuing impact on the operating results of the Company. The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Form 10-K and the Company’s unaudited consolidated financial statements and notes thereto included in the Form 10-Q.

In accordance with pro forma rules, the unaudited pro forma condensed consolidated statements of operations for the six months ended August 2, 2020 and the fiscal years ended February 2, 2020, February 3, 2019 and January 28, 2018, assume that the C&I Disposition was consummated on February 4, 2019, the first day of the most recently completed fiscal year. The unaudited pro forma condensed consolidated statements of operations for all periods reflect the Construction & Industrial business as discontinued operations. The unaudited pro forma condensed consolidated balance sheet as of August 2, 2020 gives effect to the C&I Disposition as if it occurred on August 2, 2020.

The unaudited pro forma condensed consolidated statements of operations for the six months ended August 2, 2020 (“first half fiscal 2020”) and the year ended February 2, 2020 (“fiscal 2019”) give effect to the following:

•	the elimination of the revenues and expenses of the Construction & Industrial business;

•	the $7 million and $23 million interest expense reduction for the first half of fiscal 2020 and fiscal 2019, respectively, as a result of the use of net proceeds from the C&I Disposition to voluntarily repay $524 million of HDS’s Term Loan B-5 Notes due 2023 issued under HDS’s Senior Term Facility (the “Term Loan Notes”) on February 4, 2019. The unaudited pro forma condensed consolidated statements of operations for fiscal 2019 do not give effect to the recognition of a $7 million loss on extinguishment of debt as a result of the repayment of $524 million of the Term Loan Notes on February 4, 2019, as this loss is a nonrecurring charge; and

•	the $6 million and $4 million interest expense reduction for the first half of fiscal 2020 and fiscal 2019, respectively, as a result of the voluntary swap termination of $500 million notional value of HDS’s interest rate swap agreement. The unaudited pro forma condensed consolidated statements of operations for fiscal 2019 do not give effect to the recognition of a $14 million expense as a result of terminating a portion of the interest rate swap agreement on February 4, 2019, as this loss is a nonrecurring charge.

The unaudited pro forma condensed consolidated statements of operations for the years ended February 3, 2019 and January 28, 2018 give effect to the elimination of the revenues and expenses of the Construction & Industrial business.

The unaudited pro forma condensed consolidated balance sheet as of August 2, 2020 gives effect to the following:

•	the elimination of the assets and liabilities subject to the C&I Disposition;

•	the receipt of $2.9 billion cash proceeds from the C&I Disposition and the payment of an estimated $50 million of transaction costs and $296 million of taxes;

•	the recognition of $1,545 million gain on sale, net of taxes, as if the C&I Disposition occurred on August 2, 2020;

•	the use of $524 million of net proceeds from the C&I Disposition to voluntarily repay $524 million of the outstanding Term Loan Notes, offset by the reduction of $1 million of tax payments as a result of the loss on extinguishment; and

•	the use of $47 million of net proceeds from the C&I Disposition for the voluntary swap termination of $500 million notional value on HDS’s interest rate swap agreement, offset by the reduction of $12 million of tax payments as a result of the loss on voluntary swap termination.

The Company has not yet definitively determined how it will use the remaining net proceeds from the C&I Disposition and continues to evaluate additional debt repayment, share repurchases, and other options in regard to the use of such net proceeds therefrom.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts in millions, except share and per share data

	Six Months Ended August 2, 2020
		Adjustments*
	As Reported	C&I Disposition (1)	Impact of Use of Proceeds		Pro Forma
Net Sales	$2,947	$(1,506)	$–		$1,441
Cost of sales	1,801	(970)	–		831
Gross Profit	1,146	(536)	–		610

Operating expenses:
Selling, general and administrative	762	(370)	–		392
Depreciation and amortization	55	(21)	–		34
Restructuring	10	(6)	–		4
Total operating expenses	827	(397)	–		430
Operating Income	319	(139)	–		180
Interest expense	49	–	(13	)(2)	36
Income from Continuing Operations Before Provision for Income Taxes	270	(139)	13		144
Provision for income taxes	67	(34)	3		36
Net Income from Continuing Operations	$203	$(105)	$10		$108

Weighted average shares outstanding (thousands):
Basic	160,877				160,877
Diluted	161,220				161,220
Net Income from continuing operations per share:
Basic	$1.26				$0.67
Diluted	$1.26				$0.67

*Adjustments reflect:

(1) Elimination of the historical revenue and expenses of the Construction & Industrial business.

(2) Reduction in interest expense to reflect the use of a portion of the net proceeds from the C&I Disposition to voluntarily repay $524 million of the Term Loan Notes and voluntarily terminate $500 million notional value of HDS’s interest rate swap agreement. Interest expense reduction includes cash interest and reduction in amortization of related deferred financing costs and discounts.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts in millions, except share and per share data

	Year Ended February 2, 2020
		Adjustments*
	As Reported	C&I Disposition (1)	Impact of Use of Proceeds		Pro Forma
Net Sales	$6,146	$(3,019)	$–		$3,127
Cost of sales	3,743	(1,955)	–		1,788
Gross Profit	2,403	(1,064)	–		1,339

Operating expenses:
Selling, general and administrative	1,566	(749)	–		817
Depreciation and amortization	106	(43)	–		63
Restructuring	8	(7)	–		1
Total operating expenses	1,680	(799)	–		881
Operating Income	723	(265)	–		458
Interest expense	110	–	(27	)(2)	83
Income from Continuing Operations Before Provision for Income Taxes	613	(265)	27		375
Provision for income taxes	162	(71)	7		98
Net Income from Continuing Operations	$451	$(194)	$20		$277

Weighted average shares outstanding (thousands):
Basic	166,405				166,405
Diluted	166,989				166,989
Net Income from continuing operations per share:
Basic	$2.71				$1.66
Diluted	$2.70				$1.66

*Adjustments reflect:

(1) Elimination of the historical revenue and expenses of the Construction & Industrial business.

(2) Reduction in interest expense to reflect the use of a portion of the net proceeds from the C&I Disposition to voluntarily repay $524 million of the Term Loan Notes and voluntarily terminate $500 million notional value of HDS’s interest rate swap agreement on February 4, 2019. Interest expense reduction includes cash interest and reduction in amortization of related deferred financing costs and discounts.

Adjustments do not include an increase to loss on extinguishment of debt as a result of the repayment of $524 million of the Term Loan Notes on February 4, 2019, as this loss is a nonrecurring charge. The repayment on February 4, 2019 would have resulted in a $7 million loss on extinguishment of debt, which includes the write-off of $5 million of unamortized deferred financing costs and $2 million of original issue discount. Adjustments do not include $14 million other non-operating expense as a result of the voluntary termination of $500 million notional amount of the interest rate swap agreement, as this expense is a nonrecurring charge.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts in millions, except share and per share data

	Year ended February 3, 2019
	As Reported	C&I Disposition (1)	Pro Forma
Net Sales	$6,047	$(2,961)	$3,086
Cost of sales	3,672	(1,916)	1,756
Gross Profit	2,375	(1,045)	1,330

Operating expenses:
Selling, general and administrative	1,543	(729)	814
Depreciation and amortization	99	(41)	58
Restructuring	9	–	9
Total operating expenses	1,651	(770)	881
Operating Income	724	(275)	449
Interest expense, net	129	–	129
Loss on extinguishment of debt	69	–	69
Income from Continuing Operations Before Provision for Income Taxes	526	(275)	251
Provision for income taxes	135	(73)	62
Net Income from Continuing Operations	$391	$(202)	$189

Weighted average shares outstanding (thousands):
Basic	181,099		181,099
Diluted	181,929		181,929
Net Income from continuing operations per share:
Basic	$2.16		$1.04
Diluted	$2.15		$1.04

Adjustments reflect:

(1) Elimination of the historical revenue and expenses of the Construction & Industrial business.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts in millions, except share and per share data

	Year ended January 28, 2018
	As Reported	C& I Disposition (1)	Pro Forma
Net Sales	$5,121	$(2,278)	$2,843
Cost of sales	3,088	(1,461)	1,627
Gross Profit	2,033	(817)	1,216

Operating expenses:
Selling, general and administrative	1,334	(586)	748
Depreciation and amortization	85	(32)	53
Restructuring	6	(1)	5
Total operating expenses	1,425	(619)	806
Operating Income	608	(198)	410
Interest expense, net	164	–	164
Loss on extinguishment of debt	84	–	84
Income from Continuing Operations Before Provision for Income Taxes	360	(198)	162
Provision for income taxes	193	(68)	125
Net Income from Continuing Operations	$167	$(130)	$37

Weighted average shares outstanding (thousands):
Basic	192,236		192,236
Diluted	193,668		193,668
Net Income from continuing operations per share:
Basic	$0.87		$0.19
Diluted	$0.86		$0.19

Adjustments reflect:

(1) Elimination of the historical revenue and expenses of the Construction & Industrial business.

HD SUPPLY HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

Amounts in millions

	As of August 2, 2020
		Adjustments*
	As Reported	C&I Disposition (1)	Use of Proceeds (2)	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$71	$2,554	$(558)	$2,067
Receivables	795	(406)	–	389
Inventories	796	(373)	–	423
Other current assets	84	(8)	–	76
Total current assets	1,746	1,767	(558)	2,955
Property and equipment, net	375	(112)	–	263
Operating lease right-of-use assets	459	(221)		238
Goodwill	1,991	(386)	–	1,605
Intangible assets, net	163	(100)	–	63
Deferred tax asset	2	2	–	4
Other assets	15	(5)	–	10
Total assets	$4,751	$945	$(558)	$5,138

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$493	$(250)	$–	$243
Accrued compensation and benefits	55	(32)	–	23
Current installments of long–term debt	11	–	–	11
Current lease liabilities	123	(66)	–	57
Other current liabilities	238	(60)	(15)	163
Total current liabilities	920	(408)	(15)	497

Long term debt, excluding current installments	1,772	–	(519)	1,253
Deferred taxes	36	(31)	13	18
Long-term lease liabilities	352	(160)	–	192
Other liabilities	121	(16)	(31)	74
Total liabilities	$3,201	$(615)	$(552)	$2,034

Stockholders’ equity:
Common stock	2	–	–	2
Paid–in capital	4,110	–	–	4,110
Retained earnings (Accumulated deficit)	(919)	1,545	(40)	586
Accumulated other comprehensive loss	(66)	15	34	(17)
Treasury stock	(1,577)	–	–	(1,577)
Total stockholders’ equity	1,550	1,560	(6)	3,104
Total liabilities and stockholders’ equity	$4,751	$945	$(558)	$5,138

*Adjustments reflect:

(1) Elimination of the assets and liabilities subject to the C&I Disposition, receipt of $2.9 billion of sale proceeds, payment of an estimated $50 million of transaction fees and $296 million of related taxes, and recognition of the $1,545 million gain on sale, net of taxes, as if the sale occurred on August 2, 2020.

(2) The use of $558 million of net proceeds from the C&I Disposition to voluntarily repay $524 million of the Term Loan Notes and pay $47 million for the voluntary swap termination of $500 million notional value of HDS’s interest rate swap agreement, offset by the reduction of $13 million of tax payments as a result of the repayment and voluntary swap termination. The repayment of the Term Loan Notes results in the recognition of a $5 million loss on extinguishment of debt, which includes the write-off of $4 million of unamortized deferred financing costs and $1 million of original issue discount. The voluntary swap termination of $500 million notional value of HDS’s interest rate swap agreement results in a non-operating expense of $47 million and $12 million tax benefit.